Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of W. P. Carey Inc. of our report dated March 14, 2018 relating to the financial statements and financial statement schedules of Corporate Property Associates 17 – Global Incorporated, which appears in this Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, NY
August 28, 2018